Exhibit 10.5

AMENDMENT TO LICENSE AGREEMENT

(Agreement number 2639; CMCC 600)

WHEREAS, CHILDREN’S MEDICAL CENTER CORPORATION (“CMCC”), a corporation organized and existing under the laws of the Commonwealth of Massachusetts and having its principal place of business at 300 Longwood Avenue, Boston, MA 02115, and BOSTON LIFE SCIENCES INC. (“Company”), a corporation organized and existing under the laws of Delaware, and having its principal place of business at 20 Newbury Street, Boston, Massachusetts 02116, entered into a License Agreement effective as of December 15, 1998 (hereinafter “the Inosine License Agreement”), in which CMCC granted certain license rights to Company under patent rights relating to “Methods for Modulating the Axonal Outgrowth of Central Nervous System Neurons”, CMCC Case 600, by Dr. Larry Benowitz; and

WHEREAS, the Inosine License Agreement contemplates the use of Inosine to stimulate the axonal outgrowth of central nervous system neurons;

WHEREAS, Dr. Larry Benowitz, subsequent to the date of that License Agreement, has discovered methods of stimulating axon regeneration using a combination therapy wherein agents that inhibit the Nogo Receptor activity are combined with agents that activate the growth pathway of neurons, including Inosine (the “Dual Treatment Method”), CMCC number 1154;

WHEREAS, CMCC has filed a patent application on the Dual Treatment Method above and is in the process of licensing such patent rights to Company under a separate agreement (the “Dual Treatment License Agreement”);

WHEREAS, the Inosine License Agreement includes a provision which allows LICENSEE to deduct from the royalty due to CMCC a certain amount of royalties in the account of third party patents which could be necessary to produce or sell Licensed Products and Licensed Processes;

WHEREAS, Children’s and Company have agreed that no royalty reduction provision will apply to the royalties received from the sale of Licensed Product and Licensed Process in the Dual Treatment License Agreement;

WHEREAS, Children’s and Company agree that the existing royalty provision in the Inosine License Agreement can be used for royalty reduction when intellectual property from third parties is necessary to produce or sell Licensed Product or Licensed Process when License Product or Licensed Process refers to Inosine alone, but not to Inosine as part of the Dual Treatment Method;

NOW, THEREFORE, the parties do hereby agree as follows:

1. To add the following clause to the end of Article I (“DEFINITIONS”) in the Inosine License Agreement:

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K. “Dual Treatment Patent Rights”: Patents and patent applications which claim priority of the provisional patent application number 60/529,833 filed on 12/16/03, inventor Larry Benowitz, entitled “Method for Axon Regeneration in Mature CNS”

2. To amend Section (C) of Article IV (“ROYALTIES AND OTHER PAYMENTS”) of the Inosine License Agreement, by adding a sentence at the end of the existing paragraph, so that the amended paragraph reads:

C. To the extent that LICENSEE obtains subsequent to the date of this Agreement licenses to third party patents or other intellectual property that are necessary to produce or sell Licensed Products or Licensed Processes, LICENSEE may deduct from the royalty due to CMCC fifty percent (50%) of the royalties due on such third party patents or intellectual property up to an amount equal to fifty percent (50%) of royalties hereunder. This provision shall not apply to royalties received from the Net Sale of Licensed Product or Licensed Processes which involve Dual Treatment Patent Rights.

3. All other terms and conditions of the License Agreement remain unmodified and in effect.

4. This Agreement represents the entire understanding of the parties with respect to the subject matter thereof, and supersedes any representations, negotiations, discussions and agreements related thereto, oral or written.

5. This Amendment shall take effect on the date of execution by the last of the parties to sign.

CHILDREN’S MEDICAL CENTER CORPORATION

/s/ Donald P. Lombardi		5/12/04
By:	Donald P. Lombardi	Date
Chief Intellectual Property Officer

BOSTON LIFE SCIENCES, INC.

/s/ Marc Lanser		5/18/04
By:	Marc Lanser	Date
President and COO

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